UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SILEXION THERAPEUTICS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 12, 2025, Silexion Therapeutics Corp issued the following announcement:

SILEXION ANNOUNCES ADJOURNMENT OF EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS TO AUGUST 19, 2025

Grand Cayman, Cayman Islands, August 12, 2025 - Silexion Therapeutics Corp (Nasdaq: SLXN) (“Silexion” or the “Company”) announced today that the extraordinary general meeting of the Company (the “Extraordinary Meeting”), scheduled to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on August 12, 2025, was convened and then adjourned for one week without conducting any business, and will reconvene at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on August 19, 2025 at the offices of the Company’s external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The Extraordinary Meeting may also be attended (and questions may be submitted, but shareholders may not speak or vote by attending in that way) via live webcast at https://www.cstproxy.com/silexion/egm2025, or by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID 5683242#.

The Extraordinary Meeting is being held for the purpose of approving a proposal to increase the Company’s authorized share capital from US$20,000 divided into 1,481,482 ordinary shares of a par value of US$0.0135 each, to US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each, as described in the notice and definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 31, 2025 (collectively, the “Definitive Proxy Statement”).

The primary rationale for the proposed increase in authorized share capital is to provide sufficient authorized share capital so as to enable Silexion to achieve and maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that Silexion have at least $2.5 million of shareholders’ equity on a continued basis under the Equity Standard of the Nasdaq Capital Market. The Company faces an initial deadline of September 19, 2025 for achieving that shareholders’ equity level for its securities to remain listed on Nasdaq, and must furthermore effect additional transactions thereafter that augment its shareholders’ equity, in keeping with that $2.5 million minimum. The Company’s issuance of equity securities in value-enhancing transactions, whether extraordinary or ordinary-course, will serve as the primary means by which it can effectively achieve that goal, and for that, it will need additional authorized share capital.

The record date for the Extraordinary Meeting remains the close of business on July 24, 2025. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change their proxy need not take any action. If you are a shareholder and have questions or need assistance voting your shares, please contact Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Further information related to attendance, voting and the proposal to be considered at the reconvened Extraordinary Meeting is provided in the Definitive Proxy Statement, as supplemented by the supplemental information provided by the Company in this announcement, which is being filed with the SEC under cover of Schedule 14A on August 12, 2025 (this “Proxy Supplement”).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company’s first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, listing on Nasdaq, compliance with Nasdaq Listing Rules, and prospective capital raising activities, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (ii) the impact of the regulatory environment and compliance complexities; (iii) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (iv) Silexion’s ability to maintain its Nasdaq listing and restore compliance with all Nasdaq Listing Rules; and (v) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025 (the “2024 Annual Report”). Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as updated by this Proxy Supplement, as well as the 2024 Annual Report, because they contain important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, this Proxy Supplement, the 2024 Annual Report and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposal to be considered and voted on at the Extraordinary Meeting. Information concerning the interests (if any) of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets and IR Contact
ARX Capital Markets
North American Equities Desk
silexion@arxadvisory.com